Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE SPENDSMART PAYMENTS COMPANY", CHANGING ITS NAME FROM "THE SPENDSMART PAYMENTS COMPANY" TO "SPENDSMART NETWORKS, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JUNE, A.D. 2014, AT 12:09 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTIETH DAY OF JUNE, A.D. 2014.

Jeffrey W. Bullock, Secretary of State

5551677 8100

140839820

AUTHENTICATION: 1454723

DATE: 06-16-14

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:08 PM 06/16/2014
FILED 12:09 PM 06/16/2014
SRV 140839820 - 5551677 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

THE SPENDSMART PAYMENTS COMPANY

Under Section 242 of the General Corporation Law

IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation is THE SPENDSMART PAYMENTS COMPANY (the "Corporation").

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State on June 16, 2014.

3. The Certificate of Incorporation of the Corporation is hereby amended to change the name of the corporation to SpendSmart Networks, Inc.

4. To effectuate the change Article First of the Certificate of Incorporation is hereby amended and restated, in its entirety, to read as follows:

"FIRST: The name of the corporation is SpendSmart Networks, Inc.

5. This Certificate of Amendment to the Certificate of Incorporation of the Corporation has been fully adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

6. The delayed effective date of this document is June 20, 2014.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 16 day of June 2014.

By: /s/ William Hernandez
Name: William Hernandez
Title: President

596520